Exhibit 99.1

SCE&G & Santee Cooper Announce Contract to Build Two New Nuclear Units

COLUMBIA, S.C.--(BUSINESS WIRE)--South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA Corporation (NYSE: SCG), and Santee Cooper, a state-owned electric and water utility in South Carolina, today announced a contractual agreement with Westinghouse Electric Company, LLC, and a subsidiary of The Shaw Group Inc. (NYSE: SGR), Stone & Webster, Inc., for the design and construction of two 1,117-megawatt nuclear electric-generating units at the site of the V.C. Summer Nuclear Station, near Jenkinsville, S.C.

SCE&G and Santee Cooper are joint owners and share operating costs and generating output of the existing 966-megawatt V.C. Summer plant, which began commercial operation in 1984. SCE&G is the plant operator. A similar arrangement will apply to the two additional units, with SCE&G accounting for 55 percent of the cost and output and Santee Cooper the remaining 45 percent. SCE&G executed the Engineering, Procurement and Construction (EPC) contract on behalf of both companies.

“This is an important milestone in our efforts to ensure we can continue meeting the energy needs of our customers safely, reliably, and with minimal impact on the environment,” said Bill Timmerman, Chairman and CEO of SCANA Corporation. “These new nuclear units will provide our customers with a clean, non-emitting source of power and will allow for a significant reduction in emissions for our system.”

“South Carolina’s forecast is bright, with projected growth in population and employment promising a strong economic future,” said Lonnie Carter, president and CEO of Santee Cooper. “As leaders in the state’s energy industry, we must meet the needs of growth and ensure the stability of our tremendous natural resources and environment. Nuclear energy is clean, safe, reliable and emissions-free, and it is an increasing source of generation worldwide.”

“Nuclear generation is also cost-competitive with other forms of generation,” said Kevin Marsh, President of SCE&G. “Our evaluation included coal, natural gas and other forms of generation, including renewables. Bottom line, nuclear is the right choice for our customers in South Carolina.”

The ultimate cost of the two new nuclear units is based on today’s contract price, plus forecasted inflation, owner’s costs (site preparation, etc.) and contingencies. We estimate the cost for both units upon completion is approximately $9.8 billion. SCE&G’s share of that total is about $5.4 billion and Santee Cooper’s share is about $4.4 billion. Each company will also incur costs related to transmission facilities and certain financing costs related to the project.

“The EPC contract is the result of very hard work by our new nuclear team over the past three years,” said Marsh. “We are fortunate to have experienced engineers working on this project, many of which were here while the V. C. Summer Nuclear Station was under construction and when it came on line in 1982. The EPC contract is designed to help us minimize the cost of the new units. A significant portion of the contract price is fixed, or fixed with agreed-upon inflation factors. In addition, the ability to construct the new units on our existing nuclear site will lower the cost and minimize the need for new transmission lines.”

SCE&G expects to file a combined application for a Certificate of Environmental Compatibility, Public Convenience and Necessity, and for a Base Load Review Order, with the South Carolina Public Service Commission (PSC) and the South Carolina Office of Regulatory Staff (ORS) later this week. The application is being filed under provisions of the Base Load Review Act (BLRA), a state law enacted in 2007 to add structure and consistency to the process SCE&G and other regulated utilities must follow when building nuclear power plants. The application will document SCE&G’s need for new electric generation and provide information that will allow regulators to determine, up front, the prudency of the company’s plans to construct the two new nuclear units to meet that need.

“The Base Load Review Act allows for annual adjustments to rates during construction of the units as a means of recovering financing costs associated with the project,” said Marsh. “Allowing for recovery of those costs during construction, as opposed to after construction has been completed, will substantially lower the total cost of the new units to SCE&G’s ratepayers when completed.”

A public hearing will be conducted during which the PSC will hear testimony related to the contract, the prudency of the company’s plans to construct the two new nuclear units to meet demand, and the selection of technology and suppliers for the project. The Commission is required to issue an order within nine months of the filing. New rates, if approved by the Commission, would be effective in March 2009.

SCE&G and Santee Cooper submitted an application with the Nuclear Regulatory Commission (NRC) March 31 for a combined construction and operating license. Following an approximate three-to-four-year review process, the NRC could issue the combined license in 2011. Construction would begin shortly thereafter, subject to PSC approval, with an in-service date as early as 2016 for the first unit, and 2019 for a second unit. SCE&G and Santee Cooper estimate that base load generation will be needed for both utilities at those times.

PROFILES

Santee Cooper is South Carolina's state-owned electric and water utility and serves more than 160,000 residential and commercial customers in Berkeley, Georgetown and Horry counties. The utility also generates the power distributed by the state's 20 electric cooperatives to more than 685,000 customers in all 46 counties. All total, nearly 2 million South Carolinians receive their power directly or indirectly from Santee Cooper. For more information, visit www.santeecooper.com.

South Carolina Electric & Gas Company is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 643,000 customers in 26 counties in the central, southern and southwestern portions of South Carolina. The company also provides natural gas service to approximately 305,000 customers in 34 counties in the state.

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT – SCANA CORPORATION

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of financing efforts; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site and construct facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14) inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC). The Company disclaims any obligation to update any forward-looking statements.

Contacts

SCANA Media Contact:
Eric Boomhower, 803-217-7701; eboomhower@scana.com

or

SCANA Investor Contact:
Bryan Hatchell, 803-217-7458; bhatchell@scana.com

or

Santee Cooper Contact:
Mollie Gore, 843-761-7093; mrgore@santeecooper.com